Exhibit10.1

EXHIBIT C
SECURITY AGREEMENT

This Security Agreement dated as of April 25, 2014 (this “Agreement”) is among ForceField Energy Inc., a Nevada corporation (“ForceField”), 17th Street ALD Management Corporation, a Delaware corporation (the “Company”; the Company and ForceField are sometimes referred to herein individually as a “Grantor” and, collectively, as the “Grantors”), and the Seller Representative, on behalf of the Sellers (collectively, the “Secured Party”).

Recitals

This Agreement is issuable pursuant to the terms of that certain Stock Purchase Agreement, dated as of an even date herewith (the “Purchase Agreement”), by and among ForceField, the Company the Sellers and the Seller Representative. Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement.

B. ForceField is issuing the Notes to the Sellers, as contemplated by the Purchase Agreement, and the Company, which will become a wholly-owned subsidiary of ForceField on and after the Closing, will directly or indirectly receive significant financial benefit from the issuance of the Notes.

Agreement

NOW, THEREFORE, in consideration of the above stated premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Grant of Security Interest; Authorization to File Financing Statements; Other Actions.

1.1 Security Interest.

(a) Each Grantor hereby assigns and pledges to the Secured Party a first priority security interest in and to all of the Company’s right, title and interest in and to the following collateral of the Company, whether now or hereafter existing or acquired (collectively, the “Collateral”):  all personal property and fixtures of every kind and nature, including, without limitation, accounts; inventory; equipment; goods; instruments (including, without limitation, all promissory notes); documents; chattel paper (whether tangible or electronic); deposit accounts; letter-of-credit rights (whether or not the letter of credit is evidenced by a writing); commercial tort claims; securities and all other investment property; supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds; all general intangibles (including, without limitation, all payment intangibles and intellectual property); any accessions and additions to any of the foregoing and all proceeds thereof.

(b) This Agreement secures the payment and performance of all obligations of ForceField to the Sellers now or hereafter existing under the Notes or this Security Agreement (as any of the foregoing may be amended, modified or supplemented from time to time), whether for principal, interest, costs, expenses, indemnities or otherwise (all of such obligations, the “Secured Obligations”).

(c) Payment to the Sellers under the Notes shall be made on a timely basis in accordance with the terms thereof.

(d) Upon the occurrence of any Event of Default, as defined herein, and if the Secured Party proceeds to exercise any rights with respect to the Collateral, the Sellers shall share the Collateral and the proceeds of such Collateral ratably, without priority of one over the other.

1.2 Authorization to File Financing Statements. Each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file at its own expense in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that: (a) indicate the Collateral: (i) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction; or (ii) as being of an equal or lesser scope or with greater detail; and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment.

1.3 Other Actions. Each Grantor agrees, at the request and option of the Secured Party, to take any and all other actions that the Secured Party may reasonably determine to be necessary or useful for the attachment, perfection and priority of, and the ability of such Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including, without limitation:

(a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that such Grantor’s signature thereon is required therefor;

(b) causing the Secured Party’s name to be noted on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral;

(c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral;

(d) obtain governmental and other third party waivers, consents and approvals in form and substance reasonably satisfactory to the Secured Party, including, without limitation, any consent of any licenser, lessor or other person obligated on the Collateral; and

(e) obtain waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Secured Party.

2. Release Upon Termination and Payment of All Indebtedness.  Upon payment in full and the satisfaction of all of the Secured Obligations, the Secured Party agrees to promptly release the security interest in the Collateral and file termination statements with respect to all financing statements covering the Collateral.

3. Representations and Warranties.  The Grantors jointly and severally represent and warrant that:

3.1 Organization, Existence and Good Standing.  Each Grantor is a corporation duly organized and validly existing as a corporation in good standing under the laws of the jurisdiction of its organization.

3.2 Power and Authority; Authorization   Each Grantor has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by each Grantor of this Agreement and the consummation by each Grantor of the transactions contemplated hereby:  (a) have been authorized by all necessary action on the part of each Grantor; and (b) do not (i) violate the certificate of incorporation or bylaws (or comparable organizational documents with different names) of each Grantor, or (ii) violate any Law.  This Agreement has been duly executed and delivered by each Grantor.  This Agreement constitutes the legal, valid and binding obligation of each Grantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law.

3.3 Title to Collateral.  Each Grantor has good, indefeasible and merchantable title to and ownership of the Collateral assigned and pledged by it to the Secured Parties hereunder, free and clear of all liens, claims, security interests and other encumbrances (“Liens”).

3.4 Security Interest.  The security interest granted by each Grantor to the Secured Parties in the Collateral (together with the security interest granted to the Secured Parties in the Pledge Agreement) constitutes a valid first priority Lien and security interest in the Collateral.

3.5 Location of Collateral.  The Collateral is located only at the locations set forth on Schedule A (the “Locations”), which may be amended from time to time upon Secured Parties’ prior written consent. Other than in the ordinary course of business with respect to the sale of equipment by the Company, none of the Collateral may be moved from the Locations unless the Secured Party is given thirty (30) days’ prior written notice thereof, and may not be moved outside of the United States without the Secured Party’s prior written consent.

4. Covenants of the Grantors.  The Grantors jointly and severally covenant and agree that:

4.1 Preservation of Existence.  They will preserve and maintain their existence and good standing in each state where they conduct business.

4.2 Insurance.  They will, at their own expense, keep all of the Collateral insured to the full replacement value thereof against all risks of loss and damage by policies of insurance issued by the Company’s current insurers and any replacement issuers thereof.  The policies evidencing such insurance shall be duly endorsed in favor of the Secured Party with such loss payable rider as the Secured Party may designate and shall provide for at least 30 days prior written notice to the Secured Party of the exercise of any right of cancellation or reduction of coverage and right to cure monetary defaults.  Each Grantor hereby appoints each Secured Party as its attorney in-fact to adjust all insurance claims and endorse all checks and drafts in settlement thereof.

4.3 Personal Property.  The Collateral is and shall remain personal property at all times regardless of how attached or installed at or to the Locations.

4.4 Inspection.  The Grantors will permit the Secured Party and any agent thereof, at reasonable times, during normal business hours to enter into and upon any Location for the purpose of inspecting the Collateral and all records related thereto (and to make extracts from such records), observing the Collateral’s use or otherwise protecting the interests of the Secured Party therein.

4.5 Maintenance of Collateral.  The Grantors will maintain the Collateral in good condition and repair (normal wear and tear excepted) and pay and discharge, or cause to be paid and discharged, when due, the cost of repairs or maintenance, and pay or cause to be paid all rent due on the premises where any such Collateral is or may be held.

4.6 Location of Collateral.  The Grantors warrant and covenant that they keep and will keep the Collateral at the Locations set forth next to their respective names on Schedule A.

5. Events of Default; Rights and Remedies on Default.

5.1 Event of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” under the terms of this Agreement:

(a) ForceField shall fail to make any payment to any Seller under any Note;

(b) Either Grantor shall fail or neglect to perform or observe any other term, covenant, warranty or representation contained in this Agreement that is required to be performed or observed by such and the same, if capable of being cured, is not cured to the Secured Party’s reasonable satisfaction within 10 days after the giving of notice by the Secured Party to such Grantor of such failure;

(c) an “Event of Default” under (and as defined in) or a default under the Notes, the Pledge Agreement or any other now existing or future instruments evidencing either Grantor’s Indebtedness; or

(d) any of the Collateral or a significant part of either Grantor’s other assets shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within 30 days thereafter.

5.2 Remedies.  Following an Event of Default, the Secured Party shall have the following rights and remedies:

(a) If an Event of Default shall have occurred and be continuing, the Secured Party may at his option:

(i) without presentment, demand, notice, protest or legal process of any kind, declare all of the Secured Obligations immediately due and payable;

(ii) immediately exercise all enforcement and other ownership rights pertaining to any or all of the Collateral as though the Secured Party was the outright owner of such Collateral;

(iii) sell, assign and deliver the whole or, from time to time, any part of the Collateral at any private sale or at public auction, in accordance with the Uniform Commercial Code; and

(iv) exercise any other remedy specifically granted under this Agreement or the Notes now or hereafter existing in equity, at law or by virtue of statute (including, without limitation, the Uniform Commercial Code), whether as a secured party in possession of collateral or otherwise.

(b) At any sale made pursuant to Section 5.2(a), the Secured Party may bid for and purchase, free from any right or equity of redemption on the part of the Grantors (the same being hereby waived and released), any part of or all of the Collateral that is offered for sale and may make payment on account thereof by using any claim then due and payable to any or all of the Sellers by either Grantor as a credit against the purchase price.

(c) The Secured Party shall apply the proceeds of any sale of the whole or any part of the Collateral and any other monies at the time held by the Secured Party under the provisions of this Agreement, after deducting all reasonable costs and expenses of collection, sale and delivery incurred by the Secured Party in connection with such sale, towards the payment of the Secured Obligations.  After full and final payment to the Sellers in cash of all such Secured Obligations, the Secured Party shall remit any surplus to ForceField.

(d) The Secured Party is hereby granted license or other right to use, without charge, the Company’s labels, patents, copyrights, rights of use of any matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and the Company’s rights under all licenses and all franchise agreements shall inure to the Secured Party’s benefit upon the occurrence and continuation of an Event of Default.

5.3 Notice.  Any notice required to be given by the Secured Party of a sale, lease, other disposition of the Collateral or any other intended action by the Secured Party, may be given in any manner provided for delivery of notices in this Agreement, ten days prior to such proposed action, and, if so given, shall constitute commercially reasonable and fair notice thereof to the Grantors.

5.4 Costs.  Each Grantor shall pay all out-of-pocket fees and expenses reasonably incurred by the Secured Party in connection with enforcement of its rights hereunder in connection with any actions taken by such Grantor at Secured Party’s request hereunder, including, but not limited to, the Secured Party’s attorney’s fees.

6. Power of Attorney.  Each Grantor authorizes the Secured Party and does hereby make, constitute and appoint the Secured Party, with full power of substitution, as the true and lawful attorney-in-fact of such Grantor, with power, in its own name or in the name of each Grantor upon the occurrence and continuation of an Event of Default:  (a) to pay or discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; and (b) generally, to do, at the Secured Party’s option and at such Grantor’s expense, all acts and things that the Secured Party deems reasonably necessary and with notice to such Grantor to protect, preserve and realize upon the Collateral and the Secured Party’s security interest therein in order to effect the intent of this Agreement and the Notes.  This power of attorney is coupled with an interest and shall be irrevocable.

7. Miscellaneous.

7.1 No Set-Off, Etc.  All payments under the Notes and this Agreement shall be made by the applicable Grantor without defense, set-off or counterclaim and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges or withholdings whatsoever imposed, assessed, levied or collected by or for the benefit of any jurisdiction or taxing authority.  In addition, the Grantors shall pay any and all taxes (stamp or otherwise) payable or determined to be payable in connection with the execution and delivery of this Agreement and the Notes, and on all payments to be made by the Grantors hereunder and thereunder and all taxes payable in connection with or related to the Collateral.

7.2 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties.  Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7.2, provided that receipt of copies of such counterparts is confirmed.

7.3 Governing Law.

(a) This Agreement, and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Nevada that apply to contracts made and performed entirely within such state.

(b) Any Action with respect to this Agreement, any matter arising out of or in connection with this Agreement shall be brought exclusively in the state courts sitting in Washoe County in the State of Nevada or federal courts sitting in the District Court for the District of Nevada.  By execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of such Person’s property, generally and unconditionally, the sole and exclusive jurisdiction of the aforesaid courts and appellate courts thereof.  Each party hereto irrevocably consents to service of process in any Action in any of the aforementioned courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 7.6.  Each party hereto hereby irrevocably and unconditionally waives any objection which such Person may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable Law, not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.  Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by Law.

(c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such Person’s property, each such party hereto hereby irrevocably waives such immunity in respect of such Person’s obligations with respect to this Agreement.

(d) Waiver of Jury Trial.  EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

7.4 Entire Agreement; No Third Party Beneficiary.  This Agreement, along with the Purchase Agreement, the Notes and the Pledge Agreement, contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are superseded and canceled such documents and agreements.

7.5 Expenses.  Except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the party incurring such costs and expenses.

7.6 Notices.  All notices and other communications under this Agreement will be in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, or facsimile (or like transmission) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the party to whom it is given and accompanied by a copy sent by electronic mail (which such email copy shall not constitute notice), in each case, at such party’s address or facsimile number set forth below or such other address or facsimile number or email address as such party may hereafter specify by notice to the other parties hereto given in accordance herewith.  Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or like transmission (or if delivered or transmitted after the recipient’s normal business hours, on the next Business Day), on the next Business Day when sent by overnight delivery services or five days after the date so mailed if by certified or registered mail.

(a) If to the Secured Party, to:

The addresses listed in Schedule 1

and a copy to:
Strategic Law Partners, LLP
500 S. Grand, Suite 2050
Los Angeles, CA 90071
Fax No.:  213-213-7301
Email: tsilvestre@strategiclaw.com
Attention:  Timothy F. Silvestre

(b) If to ForceField or the Company, to:

[Address]

with a copy to:

[Address]

7.7 Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that (i) neither Grantor may assign its rights or delegate its obligations, in whole or in part, under this Agreement without the prior written consent of the Secured Party; and (ii) each Grantor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, all or a portion of its obligations under this Agreement the Secured Party may assign, or grant participations in, all or a portion of the Sellers’ rights and obligations hereunder.  Upon any assignment of a Sellers’ rights hereunder, such assignee shall have, to the extent of such assignment, all rights of Seller hereunder.

7.8 Headings.  The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

7.9 Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto.  Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

7.10 Interpretation; Absence of Presumption.

(a)           For the purposes hereof:  (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph, and Schedule references are to the Sections, paragraphs, and Schedule in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”, unless the context otherwise requires or unless otherwise specified; (iv) the word “or” shall not be exclusive; and (v) except to the extent this Agreement expressly provides otherwise, any reference to a Contract means such Contract is in effect on the date of this Agreement.

(b)           With regard to each and every term and condition of this Agreement the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

7.11 Severability.  Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

           The parties have executed and delivered this Security Agreement as of the date first written above.

GRANTORS:

FORCEFIELD ENERGY INC.

By:
      Name:
      Title:

17th STREET ALD MANAGEMENT CORPORATION

By:
      Name:
      Title:

SECURED PARTY:

By:
Name:
Title:

SCHEDULE 1
SCHEDULE OF SECURED PARTIES

Name of Secured Party and Address	Principal Amount of Note

Total	$ 1,000,000

SCHEDULE A
LOCATION OF COLLATERAL

The collateral is located at the following locations:

Location Address	City	State	Zip Code